UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John A. Good as a Member of the Board of Directors

On January 21, 2018, the board of directors (the “Board”) of Farmland Partners Inc. (the “Company”) appointed John A. Good as member of the Board, effective immediately, to fill the vacancy created by Mr. Sarff’s resignation (as described below). Mr. Good also will serve as chairman of the compensation committee of the Board (the “Compensation Committee”) and as a member of the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”).

Mr. Good is the President and Chief Operating Officer and serves as a director of Jernigan Capital, Inc. (NYSE: JCAP), a real estate investment trust that provides debt and equity capital to private developers, owners and operators of self-storage facilities. Prior to joining Jernigan Capital, Mr. Good was a partner and co-head of the REIT practice group of Morrison & Foerster LLP, a global law firm. From 1999 to 2013, Mr. Good was a partner, multi-term executive committee member and head of the REIT practice at Bass, Berry & Sims PLC and prior to that was a stockholder and chair of the securities and M&A practice group at Baker, Donelson, Bearman, Caldwell and Berkowitz P.C. Mr. Good graduated from the University of Memphis with a BBA in accounting, cum laude, in 1980, attained his CPA designation and practiced with a large regional CPA firm until entering University of Memphis School of Law, where he received his J.D. with honors in 1987. He has been nationally ranked by Chambers USA as a leading lawyer to the REIT industry and has been active in NAREIT since 1994.

As an independent member of the Board, Mr. Good will be entitled to certain compensation that all of the Company’s independent directors receive, including an annual retainer of $30,000, certain meeting fees and reimbursement for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. He will also be eligible to receive grants under the Company’s Second Amended and Restated 2014 Equity Incentive Plan. In connection with his appointment, the Company entered into an indemnification agreement with Mr. Good, which is in substantially the same form as that entered into with the executive officers and other directors of the Company. There were no arrangements between Mr. Good and other persons pursuant to which Mr. Good was elected as a director. There are no related-party transactions in which Mr. Good or any immediate member of Mr. Good’s family has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Darell D. Sarff as a Member of the Board of Directors

On January 18, 2018, Darell D. Sarff informed the Board of his resignation as a member of the Board, effective immediately. Mr. Sarff’s resignation was due to his desire to devote more time to his other business interests and was not the result of any disagreements with the Company. Mr. Sarff served as chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. As described above, the Board has appointed John A. Good to fill the vacancy created by Mr. Sarff’s resignation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: January 23, 2018	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer and Treasurer

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